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Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of Health Net, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jay M. Gellert, as Chief Executive Officer of the Company, and Marvin P. Rich, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their respective knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAY M. GELLERT Jay M. Gellert Chief Executive Officer August 11, 2003
/s/ MARVIN P. RICH Marvin P. Rich Chief Financial Officer August 11, 2003

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  Exhibit 32
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002